UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2008

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 15, 2008, at our 2008 annual meeting of stockholders, our stockholders approved:

•                  an amendment to our Articles of Organization increasing the number of authorized shares of our common stock from 200,000,000 to 300,000,000;

•                  an amendment to our 2006 Stock and Option Plan, or 2006 Plan, increasing the number of shares of our common stock available for grant under the 2006 Plan by 6,600,000 shares; and

•                  an amendment to our Employee Stock Purchase Plan, increasing the number of shares of our common stock available for grant under our Employee Stock Purchase Plan by 2,000,000 shares.

A copy of the form of amendment to our Articles of Organization that will be filed with The Commonwealth of Massachusetts is filed as Exhibit 3.1 to this current report on Form 8-K and is incorporated herein by reference.

Effective May 15, 2008, the 2006 Plan also was amended to provide (i) that no options to purchase our common stock can be issued under the 2006 Plan with an exercise price less than the fair market value on the date of grant, with fair market value determined as provided in the 2006 Plan and (ii) that on or after May 15, 2008 only 20% of shares available—including shares that become available through the cancellation of outstanding options or through the repurchase of restricted stock at cost—may be granted as any type of award other than a stock option award.  In addition, the options to purchase 536,625 shares of common stock at an exercise price of $18.93 per share that were issued to our executive officers as contingent stock options on February 7, 2008 were approved.

Item 1.02  Termination of a Material Definitive Agreement.

On May 15, 2008, our 2007 New Hire Stock and Option Plan was terminated.  No equity awards were made pursuant to the 2007 New Hire Stock and Option Plan.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description of Document

3.1	Form of Articles of Amendment of the Articles of Organization of Vertex, to be filed with the Secretary of State of The Commonwealth of Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: May 16, 2008	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel